SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                           ---------------------

                                 FORM 8-A/A

                              AMENDMENT NO. 1

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                             BARNES GROUP INC.
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           (Exact name of registrant as specified in its charter)

              Delaware                              06-0247840
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      (State of Incorporation or                  (IRS Employer
            Organization                         Identification No.)

   123 Main Street, Bristol, Connecticut              06011-0409
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   (Address of principal executive offices)            (Zip Code)


If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to                      securities pursuant to
Section 12(b) of the Exchange               Section 12(g) of the Exchange
Act and is effective                        Act and is effective pursuant
pursuant to General                         to General Instruction A.(d),
Instruction A.(c), please                   please check the following
check the following                         box. |_|
box. |X|

Securities Act registration statement file number to which this form
relates:      N/A
        -----------------
         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                          Name of each exchange
      Title of each class                 on which each class is
      to be so registered                 to be registered
      -------------------                 ----------------------

      Preferred Stock Purchase            New York Stock Exchange
        Rights (Pursuant to
        Rights Agreement dated
        as of December 10, 1996
        and amended as of
        February 19, 1999)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                                Title of Class



ITEM 1.     DESCRIPTION OF SECURITIES TO BE REGISTERED.

            Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by Barnes Group Inc. (the "Company") on December 20, 1996 (the "Original Form 8-A") relating to the rights distributed to the stockholders of the Company (the "Rights") in connection with the Rights Agreement (the "Rights Agreement"), dated as of December 10, 1996, between the Company and ChaseMellon Shareholder Services L.L.C. (the "Rights Agent"), as Rights Agent. The Original Form 8-A is hereby incorporated by reference herein.

            On February 19, 1999, the Board of Directors of the Company (the "Board") approved and adopted Amendment No. 1 to the Rights Agreement (the "Amendment"), dated as of February 19, 1999, between the Company and the Rights Agent. The Amendment eliminates those provisions from the Rights Agreement that provided that the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest or consent solicitation.

            A copy of the Amendment is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

ITEM 2.     EXHIBITS.
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  1         Amendment No. 1 to the Rights Agreement, dated as of February 19,
            1999, between Barnes Group Inc. and ChaseMellon Shareholder Services L.L.C., as Rights Agent.




                                 SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 17, 1999               BARNES GROUP INC.


                                    By: /s/ Edmund M. Carpenter
                                       ---------------------------
                                       Name:  Edmund M. Carpenter
                                       Title: President and Chief
                                              Executive Officer



                               EXHIBIT INDEX


 Exhibit   Description                                             Page
 -------   -----------                                             ----

    1 Amendment No. 1 to the Rights Agreement, dated as of February 19, 1999, between Barnes Group Inc.
           and ChaseMellon Shareholder Services L.L.C., as
           Rights Agent.